UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013
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SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (954) 447-7920
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William A. Franke and John R. Wilson and election of H. McIntyre Gardner as Chairman.
On August 7, 2013, Messrs. William A. Franke and John R. Wilson resigned as members of our Board of Directors (the “Board”). Also on August 7, 2013, the Board unanimously elected Mr. H. McIntyre Gardner as Chairman of the Board replacing Mr. Franke and approved a reduction in the size of the Board from 10 to 8 members.

Item 7.01 Regulation FD
Press Release
The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of thatSection. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.
On August 7, 2013, Spirit Airlines, Inc. issued a press release to announce the resignation of Messrs. Franke and Wilson as members of the Board and the election of Mr. H. McIntyre Gardner as Chairman of the Board replacing Mr. Franke. The text of such press release is attached herewith as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name:     Thomas Canfield

Title:	Senior Vice President, General Counsel and Secretary